Exhibit 10.5
Deed-No.161/2010
Notarial Deed
recorded
in Frankfurt am Main, Germany
this 28th day of May 2010,
Today before me, the undersigned Notary
Dr. Klaus Sommerlad,
with offices in Frankfurt am Main, Germany,
there appeared:
a)	Dr. Christoph Papenheim, born 28 March 1967, with business address c/o DLA Piper UK LLP, Westhafenplatz 1, 60327 Frankfurt am Main, identified by presenting his valid identity card no. 401427646.
The deponent on the first part then declared that in relation to the following transaction he is not acting in his own name or on his own behalf but instead in the name of and on behalf of:
CareFusion Germany 234 GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, with registered offices at Höchberg, Federal Republic of Germany, and duly registered with the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Würzburg under registration number HRB 7004 (the “Seller”), and pursuant to an undated power-of-attorney, the original of which were presented to the Notary and of which certified copies are attached hereto; and

b)	Dr. Till Kosche, born 30 July 1973, with business address c/o Noerr LLP, Börsenstraße 1, 60313 Frankfurt am Main, identified by presenting his valid German identity card no. 5009183778.
The deponent on the second part then declared that in relation to the following transaction he is not acting in his own name or on his own behalf but instead in the name of and on behalf of:
Blitz F10-acht-drei-fünf GmbH & Co. KG, a limited partnership organized under the laws of the Federal Republic of Germany, with registered offices at c/o Noerr LLP, Börsenstraße 1, 60313 Frankfurt am Main, Federal Republic of Germany, and duly registered with the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Frankfurt am Main under registration number HRA 45651 (the “Purchaser”), represented by its general partner Blitz F10-zwei-drei GmbH, registered with the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Frankfurt am Main under registration number HRB 87888, pursuant to a power-of-attorney dated 27 April 2010, 14.50 p.m, Deed No. 211/2010-US of the notary Dr. Ulf Schuler, the original of which was presented to the Notary and of which a certified copy is attached hereto.
The deponents then requested that the Notary record an agreement between them in the English language. In this context, the deponents each stated that they had sufficient command of the English language. The Notary, who himself has sufficient command of the English language, verified that each of the deponents did, in fact, have such sufficient command of the English language.
Thereupon, and pursuant to request of the Notary according to section 3 subsection 1 no. 7 of the German Notarization Code (Beurkundungsgesetz), the deponents declared that neither they nor any of the companies they represent in regard to the Agreement have previously been involved with the Notary or with his law firm in relation to the present transaction.
The deponents, acting as indicated, then declared the following:
The parties represented by us wish to enter into the following

FIRST AMENDMENT
to the
AGREEMENT
relating to
the sale, purchase and transfer of all shares in
Research Services Germany 234 GmbH
between
(1) CareFusion Germany 234 GmbH
and
(2) Blitz F10-acht-drei-fünf GmbH & Co. KG

THIS AGREEMENT (the “Agreement”) is made
BETWEEN:
(1)	the Seller; and

(2)	the Purchaser.
BACKGROUND
A.
The Seller and the Purchaser have entered into an agreement relating to the sale, purchase and transfer of all shares of Research Services Germany 234 GmbH (the “Company”), a limited liability company organized under the laws of the Federal Republic of Germany with registered offices at Höchberg, Federal Republic of Germany, and registered with the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Würzburg under registration number HRB 10688 (Roll of deeds 134/2010 of the Notary Dr. Klaus Sommerlad dated 29 April 2010) (such agreement the “SPA”).

B.
According to a hive-out agreement entered into on 11 May, 2010 (Roll of deeds 86/2010 of the notary Rainer Jacob dated 11 May 2010) (such agreement the “Hive-Out Agreement”), the Seller’s research services business segment will be hived-out and merged into the Company pursuant to Sec. 123 (3) of the German Reorganization Act (Umwandlungsgesetz — UmwG) (the “Hive-Out”). The registration of the Hive-Out with the Commercial Register — upon which the Hive Out shall become effective – is to occur on the date hereof and is a Condition for the Completion of the SPA.

C.	The Seller and the Purchaser intend to amend the SPA before Completion according to the terms and conditions set forth in this Agreement.
IT IS AGREED:
1.	DEFINITIONS
Unless otherwise expressly defined in this Agreement, capitalized terms used herein shall have the same respective meanings ascribed to them in the SPA.
2.	AMENDMENT TO CLAUSE 2.2 (SALE, PURCHASE AND TRANSFER OF SHARES) OF THE SPA
Clause 2.2 (Sale, Purchase and Transfer of Shares) of the SPA shall be repealed in its entirety and shall now read as follows:
“The Seller hereby transfers the Shares, subject to the following condition precedent (Abtretung). The Purchaser, subject to the following condition precedent, hereby accepts such transfer of the Shares. The aforementioned transfer and acceptance of transfer shall be subject to the condition precedent of the Payment of the Completion Payment, which condition is irrefutably presumed to have occurred once the Seller has received faxed bank transfer confirmations regarding the irrevocable transfer of the Completion Payment. The Purchaser herewith irrevocably offers (bietet unwiderruflich an) to the

Seller to transfer (abtreten) the Shares to the Seller (“Call Option”). The Call Option is made subject to the condition subsequent (aufloesende Bedingung) that of the Completion Payment, which the Parties have agreed is USD 80,821,290.18, an amount of no less than USD 80,820,000 has been credited to the following account of Seller: IBAN: DE67700202700862731000, BIC: XYVEDEMMXXX, bank account no. 862731000, bank: HypoVereinsbank, Muenchen (“Seller’s Account”), with value date (Valutatag) June 7, 2010 or any date prior to June 7, 2010. For the avoidance of doubt, acceptance of an amount lower than the Completion Payment is not, and shall not be deemed to be a waiver of the Seller’s claim to receive the Completion Payment in full. The Call Option can only be accepted by the Seller before the acting Notary by way of notarial deed according to Sec. 15 GmbHG (German limited liability companies act) (“Call Option Execution Deed”). On 8 June 2010, not before 9 a.m. CET and at least six hours before executing the Call Option, which cannot be executed before such date, the Seller shall provide proof of non-payment or payment of an amount of less than USD 80,820,000 to the Purchaser as set forth below; for the avoidance of doubt the execution of the Call Option is not subject to a condition subsequent or precedent to provide such proof. The Parties agree that conclusive proof of non-payment or payment of an amount of less than USD 80,820,000 is made by way of the Seller submitting a fax of the original confirmation of Seller’s bank (HypoVereinsbank, Muenchen) stating the non-payment or payment of an amount of less than USD 80,820,000 to Seller’s Account (“Seller’s Account Statements”) with a copy to Noerr LLP, attention: Dr. Thomas Schulz, 089/280110; for the avoidance of doubt, in case of payment of USD 80,820,000 or more, Seller will provide written confirmation of receipt by Seller’s bank. If the Seller’s Account Statements show that the Seller has irrevocably received any amounts from the Purchaser, the Seller shall only be entitled to exercise the Call Option against simultaneous payment of any such amounts received by the Seller to the Purchaser, less any banking fees and charges to be proven to the Purchaser. The Purchaser shall cause the Company not to transact any business outside the ordinary course of business in accordance with past practice from 28 May 2010 until the Seller has exercised the Call Option. The Purchaser shall bear the notary’s fees for the execution of the Call Option Execution Deed. ”
The Notary is hereby instructed by both Parties to provide both Parties with a certified copy of the Call Option Execution Deed.
3.	AMENDMENT TO CLAUSE 4.1 (CONSIDERATION) OF THE SPA
Clause 4.1 (Consideration) of the SPA shall be repealed in its entirety and shall now read as follows:
“The Consideration shall be USD 80,938,934.18 (US Dollars eighty-million-nine-hundred-thirty-eight-thousand-nine-hundred-thirty-four.18/100) adjusted on the basis of the Completion Accounts as follows (the “Consideration”):”

4.	AMENDMENT TO CLAUSE 9.2 (SELLER’S COVENANTS) OF THE SPA
Clause 9.2 (Seller’s Covenants) of the SPA shall be repealed in its entirety and shall now read as follows:
“The Seller undertakes and covenants with the Purchaser that at Completion Date the Company employs all Key Employees unless a Key Employee objects his/her transfer to the Company pursuant to Sec. 613 a of the German Civil Code or fails to transfer for other reasons beyond the control of the Seller, for example death. At Completion, the Seller will pay all amounts that it has calculated as being payable to Employees under the Personal Incentive Plan and Other Incentive Plan of the Business with respect to the fiscal year ending 30 June 2010 as of such date and will invoice the Company for its pro rata share of such amounts (which for example would be 1/12th of such amounts if Completion occurs on 28 May 2010), except to the extent such amounts are otherwise effectively paid by the Purchaser through inclusion of a prepaid amount equal to the Company’s pro rata share within Working Capital. After the Completion, to the extent the Employees are entitled to a higher payment under the Personal Incentive Plan and Other Incentive Plan with respect to the fiscal year ending 30 June 2010, the Purchaser shall pay such additional amounts as calculated in accordance with such plans and invoice the Seller any additional amounts owed by the Seller, determined on a pro rata basis. Such invoice shall include the Purchaser’s calculations of, and basis for, the additional amounts owed in accordance with such plans. Invoices issued pursuant to this Clause 9.2 shall be paid within ten (10) days after receipt.”
5.	AMENDMENT TO CLAUSE 10 (WARRANTIES AND COVENANTS OF PURCHASER) OF THE SPA

5.1	Clause 10.6 shall be repealed in its entirety and shall now read as follows:

“The Seller shall pay the Bonuses to the beneficiaries on or before September 30, 2010.”
5.2	A new Clause 10.7 shall be added to Clause 10 (Warranties and Covenants of Purchaser) of the SPA, which shall read as follows:
“On Closing or within five Business Days thereafter, the Purchaser shall pay to each individual listed in Schedule 10.7 the respective corresponding amount set opposite the name of each individual.”
Schedule 10.7 is attached to this Agreement.
6.	AMENDMENT TO CLAUSE 11 OF SCHEDULE 4 (TAX INDEMNIFICATION) OF THE SPA
Clause 11 of Schedule 4 (Tax Indemnification) of the SPA shall be repealed in its entirety and shall now read as follows:
“11. Certain Claims under the Hive Out Agreement
The parties agree that a claim made by the Company pursuant to Part I, Section 11, Clause (1) through Clause (4) of the hive out agreement as notarized on 11 May 2010 (Roll of Deeds 86/2010 of the Notary Rainer Jacob, Frankfurt am Main) is a claim with respect to Taxes with respect to a period that closes on or prior to Completion that is covered by this Schedule 4, provided however, that the parties agree that Clause 3.2 (other than 3.2(c)) of this Schedule 4 shall not apply to such claim. Part I, Section 11, Clause (7) of the hive out agreement as notarized on 11 May 2010 (Roll of Deeds 86/2010 of the Notary Rainer Jacob, Frankfurt am Main) shall remain unaffected and continue to govern the types of claims described in this Clause 11.”

7.	AMENDMENT TO CLAUSE 12.2, SCHEDULE 7 (COMPLETION) AND SCHEDULE 10 (US TRANSFER DOCUMENTS) OF THE SPA

7.1	Clause 12.2 of the SPA shall be repealed in its entirety and shall now read as follows:
“At Completion, the Seller shall cause its Affiliates that own the US assets of Seller’s Group relating to the Business and listed in the bill of sale, assignment and assumption agreement (the “US Assignment”), and assignment of trademarks agreement attached hereto as Schedule 10 (collectively, the “US Transfer Documents”) to execute and deliver such documents at Completion. The purchase price for the sale and transfer of these assets is included in the Consideration.”
7.2	Clause 9 of Schedule 7 (Completion) of the SPA shall be repealed in its entirety and shall now read as follows:
“The Seller shall cause its Affiliates to execute and deliver the trademark assignment and transfer agreement attached hereto as Schedule 11.”
7.3	The draft copyright assignment agreement as attached to Schedule 10 (US Transfer Documents) shall be repealed in its entirety.
8.	UPDATE OF SCHEDULES PURSUANT TO CLAUSE 6.2 OF THE SPA
Pursuant to Clause 6.2 of the SPA, the Seller herewith repeals the following Schedules to the SPA in their entirety and replaces them by the respective Schedules attached to this Agreement:
1)	Schedule 11.1 (Key employees and Employees’ list);

2)	Schedule 11.16 (List of terminated employees and other material agreements between employees and third parties)

3)	Schedule 12.1 (Material Contracts).
The Purchaser reserves its right to object to the update of the Schedules made by the Seller herein for any reason, and nothing in this Agreement shall be interpreted to be a full or partial waiver of any rights the Purchaser may enjoy under the SPA.
9.	COSTS
Each of the parties shall bear and pay its own separate legal, accountancy, actuarial and other fees, as well as any expenses incurred in, or incidental to, the preparation and implementation of this Agreement, it being understood that in no event shall the Company bear any portion of such fees or expenses. As between the parties, the Purchaser and the Seller shall equally bear the costs and fees of the Notary resulting from the execution and consummation of this Agreement.

10.	SEVERABILITY
Should any provision of this Agreement, or any provision incorporated into this Agreement at any time in the future, be or become invalid or unenforceable, the validity or enforceability of the other provisions of this Agreement or this Agreement in its entirety shall not be affected thereby. Instead of such invalid or unenforceable provision a suitable and equitable provision shall apply that, so far as is lawfully possible, in its meaning and effect comes as close as possible to the original intent and purpose of the invalid or unenforceable provision. The same shall apply: (i) if the parties have, unintentionally, failed to address a certain matter in this Agreement (Regelungslücke), in which case the parties shall be deemed to have agreed to a suitable and equitable provision which, in the light of the intent and purpose of this Agreement, comes as close as possible to what the parties would have agreed to if they had considered the matter; or (ii) if any provision of this Agreement is or becomes invalid because of the scope or effect of any time period or performance stipulated herein, a time period or performance permitted by law which comes as close as possible to the stipulated time period or performance shall be deemed to have been agreed.
11.	OTHER PROVISIONS
Except as expressly set forth herein, the SPA shall remain unaffected and shall remain in full force and effect.
The Notary advised the persons appearing that
•
he is unaware of the tax situation of the parties and that he did not investigate the tax consequences of this Agreement and that, if required, the parties should seek the advice of a certified auditor or tax adviser before the execution of this Agreement;

•	the Notary is obligated pursuant to section 54 of the German Income Tax Implementation Ordinance (EStDV) to submit one copy of this deed to the German tax authorities; and

•	the parties are jointly liable for the costs of this deed, regardless of any of the provisions contained therein.
The above recording and all Schedules were submitted to the deponents for inspection and were approved by them. The deponents waived their right to have read out the Schedules 11.1, 11.16 and 12.1. Instead, the Schedules 11.1, 11.16 and 12.1 were signed by the deponents on each page.
The above recording and Schedule 10.7 were read out to the deponents by the Notary.
Then, the above recording was signed by the deponents and the Notary in their own hands as follows:

[SEAL OF NOTARY]	/s/ Dr. Till Kosche, by Power of Attorney for Purchaser
/s/ Dr. Christoph Papenheim, by Power of Attorney for Seller
/s/ Dr. Klaus Sommerlad, Notary